EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ActionPoint, Inc. of our report dated February 4, 2002, except for Note 12, which is as of March 4, 2002, relating to the financial statements and financial statement schedule, which appear in ActionPoint Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

April 26, 2002